BY-LAWS

OF

GRIZZLY ENERGY, INC.

* *

ARTICLE I.

NAME

The name of this corporation is:

GRIZZLY ENERGY, INC.

ARTICLE II.

OFFICES

The principal business office of the corporation in the State of Montana shall be located in Cut Bank, Montana.

The corporation may have such other offices, either within or without the State of Montana, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered offices of the corporation required by The Montana Business Corporation Act to be maintained in the State of Montana may be, but need not be, identical with the principal office in the State of Montana and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE III.

SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in the month of February of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day set for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors at any time, and shall be called by the President at the request of the holders of not less than one-fourth (1/4) of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Montana.

Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that, if the authorized shares are to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid thereon.

Section 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purposes of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If

the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice but may not transact any business until a quorum has been secured. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES. Subject to the provisions of Section 11 of this Article III, each outstanding share is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. <u>VOTING OF SHARES BY CERTAIN HOLDERS</u>. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribed, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver, may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. <u>CUMULATIVE VOTING</u>. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

Section 12. <u>ORDER OF BUSINESS</u>. The order of business at the annual meeting and, as far as possible, at all other meetings of the shareholders shall be:

(a) Roll Call
(b) Proof of Due Notice of Meeting
(c) Reading and Disposal of any Unapproved Minutes
(d) Annual Reports of Officers and Committees
(e) Election of Directors
(f) Unfinished Business
(g) New Business

(h) Adjournment

Section 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action as taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote and may be stated in any articles or documents filed with the Secretary of State.

ARTICLE IV.

BOARD OF DIRECTORS

Section 1. DIRECTORS - NUMBER, TENURE AND QUALIFICATIONS The business and affairs of the corporation shall be managed by a Board of one (1) but less than nine (9) Directors as the shareholders may from time to time determine. Each director shall be elected for a term of one (1) year and shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Montana or shareholders of the corporation.

Section 2. POWERS OF DIRECTORS. The Board of Directors shall have, in addition to such powers as hereinafter expressed and conferred on it, all such powers as may be exercised by a corporation, subject to the provisions of the statutes, the Certificate of Incorporation and such regulations which may be from time to time made by the shareholders.

The Board of Directors shall have power to purchase or otherwise acquire property, property rights or privileges for the corporation, which the corporation has the power to take, at such prices and on such terms as the Board of Directors may deem proper and to pay for such property, property rights and privileges, in whole or in part, with money, stock, preferred stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

The Board of Directors shall have the power and authority to create, make and issue mortgages, bonds, deeds of trust as well as trust instruments and negotiable and transferable instruments and securities secured by mortgages or otherwise, and to do every other act or thing necessary to effectuate the same.

It shall determine by who and in what manner the corporation bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

The directors shall have the power to conduct, manage and control the affairs and business of this corporation and to make regulations not inconsistent with the laws of the State of Montana or By-Laws of the corporation for the guidance of the officers and management of the affairs of this corporation.

The directors shall have the power to incur indebtedness and secure the same by mortgage or pledge all or part of the property of this corporation, both real and personal, and also to borrow such sums of money from time to time as they may deem advisable or beneficial and to sign, seal, execute, acknowledge and deliver the negotiable promissory note or notes of said corporation to evidence said indebtedness and to secure the payment of said notes by mortgage or mortgages upon the property, both real and personal, of this corporation.

The Board of Directors may designate any officer or officers (other than or in addition to those otherwise designated in these By-Laws) or other persons, pursuant to appropriate powers of attorney, to enter into any contract or contracts or execute and deliver any instrument in the name of or on behalf of the corporation.

The Board of Directors of this corporation shall have and possess, and they are hereby given and granted by the shareholders of said corporation, the most ample, complete and general power and authority to lease, mortgage, sell, exchange or otherwise dispose of any or all of the property of every nature and description whatsoever, especially including all property, whether real, personal or mixed, belonging to this corporation, or in which it may have any interest, at such price or prices, and upon such terms as the Board of Directors may elect without calling a meeting of the shareholders to submit a proposition of leasing, mortgaging, selling, exchanging or otherwise disposing of the said property or any part thereof. The provisions of this paragraph must so operate and be construed as to grant unto the Board of Directors of this corporation the most ample and complete authority to lease, mortgage, sell, exchange or otherwise dispose of the whole or any part of the property of this corporation which said shareholders can lawfully grant, pursuant to the provisions of the Montana Business Corporation Act, and amendments thereto, if any, and this Article must be liberally construed so as to give, grant and confer unto said Board of Directors the most ample and complete authority in the premises.

Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than as is specified in these By-Laws, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or with-

out the State of Montana, for the holding of additional regular meetings without further notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Montana, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, then such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided herein.

Section 7. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 8. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or may be paid a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9. REMOVAL. At a meeting of the shareholders called expressly for that purpose, any director may be removed or the entire Board of Directors may be removed, without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 10. QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

ARTICLE V.

OFFICERS.

Section 1. NUMBER. The officers of this corporation shall be a President elected by the Board of Directors and such other officers or assistant officers as shall be authorized from time to time by the Board of Directors. The Board of Directors shall delegate one of the officers responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation. The same individual may simultaneously hold more than one office in the corporation.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deed, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he shall have general supervision and direction of the other officers of the corporation; he shall submit a report of the operation of the corporation for the year to the shareholders at the annual meeting of the shareholders and to the Board of Directors at their meeting last preceding the annual meeting of the shareholders. He shall be ex officio member of all standing committees; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President may sign with the Secretary certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7. SECRETARY. The Secretary shall:

(a) Keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

(d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(e) Sign with the President, or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors.

(f) Have general charge of the stock transfer books of the corporation; and

(g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:

(a) Have charge and custody of and be responsible for all funds and securities of the corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation;

(b) Receive and give receipts for all funds, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws;

(c) Keep an amount of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe; and

(d) In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 10. MANAGER. The Board of Directors, by unanimous approval, may elect a Manager who shall manage the affairs of the corporation, subject to the advice, authority and instructions of the President and the Board of Directors.

Section 11. SALARIES. The salaries and expenses of the officers, if any, shall be fixed from time to time by approval of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS.

Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.

CERTIFICATE FOR SHARES AND THEIR TRANSFER.

Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation. All certificates for shares shall be consecutively

numbered or otherwise identified. Each certificate representing shares shall state upon the face thereof:

(a) That the corporation is organized under the laws of the State of Montana;

(b) The name of the person to whom issued;

(c) The number of shares which such certificate represents; and

(d) The par value of each share represented by such certificate, or a statement that the shares are without par value.

The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VIII.

FISCAL YEAR.

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE IX.

DIVIDENDS.

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as provided by law and in its Articles of Incorporation.

ARTICLE X.

SEAL.

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the words "Corporate Seal", and such seal is hereby adopted as the corporate seal of the corporation.

ARTICLE XI.

WAIVER OF NOTICE.

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The Montana Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII.

INFORMAL ACTION BY DIRECTORS.

Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote and may be stated in any Articles or documents filed with the Secretary of State.

ARTICLE XIII.

AMENDMENTS.

These By-Laws may be amended, repealed or altered in whole or in part by any of the following methods:

(1) By a vote of a majority of the whole number of directors of the corporation at any regular meeting of the directors or at any special meeting of the directors where such action has been announced in the call and notice of such meeting;

or

(2) By a vote of a majority of the stockholders of the corporation at any regular meeting of the stockholders or at any special meeting of the stockholders where such action has been announced in the call and notice of such meeting.

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CERTIFICATE TO BY-LAWS

KNOW ALL MEN BY THESE PRESENTS:

That I, the undersigned, being the initial Director and the Secretary of this corporation, known as

GRIZZLY ENERGY, INC.

do hereby certify that the above and foregoing By-Laws were duly adopted and in all respects ratified, confirmed and approved as the By-Laws of said corporation the 10th day of August, 2003, and that the same do now constitute the By-Laws of said corporation.

President

Secretary

(Corporate Seal)